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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-40838, 333-40846 and 333-40868 of Capstone Turbine Corporation on Form S-8 of our reports dated February 2, 2001, appearing in this Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP


Los Angeles, California
March 28, 2001